EX-99.B(j)rsconsnt


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 51 to Registration Statement No. 2-42885 of United Retirement Shares, Inc. on Form N-1A of our report dated August 6, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in such Prospectus.



Deloitte & Touche LLP
Kansas City, Missouri
August 24, 1999